UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TERNIUM S.A.
(Exact Name of Registrant as Specified in Its Charter)

Grand Duchy of Luxembourg	Not Applicable
(State of Incorporation or Organization)	(IRS Employer Identification No.)

46a Avenue John F. Kennedy L-1855 Luxembourg	L-1855
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐

Securities Act registration statement file number to which this form relates: 333-130950

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered

American Depositary Shares, each representing ten Shares	New York Stock Exchange, Inc.

Shares, par value USD1.00 per share	New York Stock Exchange, Inc.*

*Application to be made for listing, not for trading, but only in connection with the listing on the New York Stock Exchange, Inc. of American Depositary Shares, each representing ten Shares.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.          Description of Registrant’s Securities to be Registered.

Reference is made to the information set forth under the captions “Prospectus Summary – The Offering”, “Description of Share Capital” and “Description of American Depositary Shares” in the registrant’s Registration Statement on Form F-1 (Registration No. 333-130950) originally filed with the Securities and Exchange Commission on January 10, 2006, as subsequently amended, including any form of prospectus contained herein filed pursuant to Rule 424 (b) under the Securities Act of 1933, as amended, which information is incorporated herein by reference. Copies of such description will be filed with the New York Stock Exchange, Inc.

Item 2.          Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 27, 2006

TERNIUM S.A.

By: /s/ ROBERTO PHILIPPS

Name: Roberto Philipps

Title: Chief Financial Officer

By: /s/ PABLO BRIZZIO

Name: Pablo Brizzio

Title: Executive Officer